UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2004

_________________

STRATOS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30869 (Commission File Number)	36-4360035 (IRS Employer Identification No.)

7444 West Wilson Avenue, Chicago, IL (Address of principal executive offices)	60706 (Zip Code)

Registrant’s telephone number, including area code: (708) 867-9600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

        On February 1, 2004, Stratos entered into a Management Retention Agreement with Phillip A. Harris, Stratos’ Chief Executive Officer and President, pursuant to which Mr. Harris will be entitled to certain severance payments under certain circumstances. Generally, Mr. Harris’ agreement provides a severance payment of 100% of base salary (currently $240,000 annually) or, after December 15, 2005, 200% of base salary, if Mr. Harris’ employment is terminated (i) involuntarily by Stratos other than for “cause” (as defined in the agreement), (ii) voluntarily by Mr. Harris for “good reason” (as defined in the agreement), (iii) voluntarily, for any reason, following the occurrence of a “change of control” (as defined in the agreement), or (iv) in the event of Executive’s death or “disability” (as defined in the agreement). The foregoing summary of Mr. Harris’ agreement is qualified in its entirety by reference to Exhibit 10.1 attached to this Current Report on Form 8-K, which agreement is incorporated by this reference.

        On May 3, 2004, Stratos entered into an agreement with Richard C.E. Durrant, Stratos’ Executive Vice President, pursuant to which Stratos agreed to reimburse Mr. Durrant for certain expenses relating to his relocation from the U.K. to Chicago. The foregoing summary of Mr. Durrant’s agreement is qualified in its entirety by reference to Exhibit 10.2 attached to this Current Report on Form 8-K, which agreement is incorporated by this reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

        On January 26, 2005, Stratos issued a press release attached as Exhibit 99.1, announcing that it had concluded the process initiated in May of 2004 to explore various strategic alternatives for Stratos to maximize shareholder value, and had adopted broad companywide plans to enhance its strategic and operational direction. As part of the plan, Stratos announced it is making a strategic reduction of its workforce in order to allow it to compete more effectively in its markets and to create a cost structure more in line with the current scale of its business. Stratos estimates that severance and related costs in connection with the workforce reduction will be approximately $2,000,000 and that Stratos will recognize annual cost savings of approximately $4,000,000. Stratos expects to complete the workforce reduction during its third and fourth fiscal quarters.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On December 15, 2004, Stratos’ Board of Directors determined to hold an annual meeting of its stockholders on March 8, 2005 and to recommend that Stratos’ stockholders approve certain amendments to Stratos’ Certificate of Incorporation at that meeting. The full text of such amendments will be set forth in Stratos’ definitive proxy statement to be filed with the Securities and Exchange Commission. In addition, in connection with setting the annual meeting date, the Board of Directors approved an amendment to Stratos’ bylaws set forth as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

   (c)   Exhibits.

The following exhibits are furnished with this document:

Exhibit Number	Description of Exhibit
3.1 10.1 10.2 99.1	Amendment to Bylaws of Stratos International, Inc.

Management Retention Agreement dated February 1, 2005 between Stratos International, Inc.
and Phillip A. Harris.

Agreement dated May 3, 2004 concerning expense reimbursement between Stratos
International, Inc. and Richard C.E. Durrant.

Press Release titled "Stratos International Unveils Future Direction" dated January 26,
2005.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC. By: /s/ David A. Slack Name: David A. Slack Title: Executive Vice President and Chief Financial Officer

Date: February 1, 2005 Exhibit Index

Exhibit Number	Description of Exhibit
3.1 10.1 10.2 99.1	Amendment to Bylaws of Stratos International, Inc.

Management Retention Agreement dated February 1, 2005 between Stratos International, Inc.
and Phillip A. Harris.

Agreement dated May 3, 2004 concerning expense reimbursement between Stratos
International, Inc. and Richard C.E. Durrant.

Press Release titled "Stratos International Unveils Future Direction" dated January 26,
2005.